News

DENBURY RESOURCES REPORTS THIRD QUARTER 2019 RESULTS

PLANO, TX – November 7, 2019 – Denbury Resources Inc. (NYSE: DNR) (“Denbury” or the “Company”) today announced net income of $73 million, or $0.14 per diluted share, for the third quarter of 2019. Adjusted net income(1) (a non-GAAP measure) was $41 million, or $0.08(1)(2) per diluted share, with the difference from GAAP net income primarily due to a $35 million gain from noncash fair value adjustments ($26 million after tax) on the Company’s commodity derivative positions (see reconciliation of GAAP and non-GAAP measures in tables beginning on page 9 of this press release).

THIRD QUARTER AND RECENT HIGHLIGHTS

•
Generated cash flow from operations of $131 million and free cash flow(1) (a non-GAAP measure) of $44 million after considering development capital expenditures, capitalized interest and interest treated as debt reduction, with 2019 year-to-date free cash flow(1) of $109 million

•	Continued debt reduction through debt repurchases and exchanges which reduced debt by $87 million since June 30, 2019 (including October transactions) and by $139 million since January 1, 2019

•	Reaffirmed borrowing base of $615 million on senior secured bank credit facility

•	Production of 56,441 barrels of oil equivalent (“BOE”) per day (“BOE/d”), in-line with expectations and on track for the midpoint of previously raised full-year guidance

•	Two successful Mission Canyon exploitation wells recently drilled and completed with a projected combined IP-30 rate of 1,000 barrels of oil per day

•	Completed $9 million of surface acreage sales during the third quarter of 2019 and an additional $5 million in October 2019

(1)
A non-GAAP measure. See accompanying schedules that reconcile GAAP to non-GAAP measures along with a statement indicating why the Company believes the non-GAAP measures provide useful information for investors.

(2)
Calculated using weighted average diluted shares outstanding of 547.2 million, 467.4 million, and 458.5 million for the three months ended September 30, 2019, June 30, 2019, and September 30, 2018, respectively.

SELECTED QUARTERLY COMPARATIVE DATA

	Quarter Ended
(in millions, except per-share and per-unit data)	September 30, 2019	June 30, 2019	September 30, 2018
Net income	$73	$147	$78
Adjusted net income(1) (non-GAAP measure)	41	59	59
Adjusted EBITDAX(1) (non-GAAP measure)	145	169	148
Net income per diluted share	0.14	0.32	0.17
Adjusted net income per diluted share(1)(2) (non-GAAP measure)	0.08	0.13	0.13
Cash flows from operations	131	149	148
Adjusted cash flows from operations(1) (non-GAAP measure)	126	145	135
Development capital expenditures	51	77	86

Oil, natural gas, and related product sales	$293	$330	$380
CO2, purchased oil sales and other	22	13	15
Total revenues and other income	$315	$343	$395

Receipt (payment) on settlements of commodity derivatives	$8	$(2)	$(62)

Average realized oil price per barrel (excluding derivative settlements)	$57.64	$62.22	$71.44
Average realized oil price per barrel (including derivative settlements)	59.23	61.92	59.78

Total production (BOE/d)	56,441	59,719	59,181
Total continuing production (BOE/d)(3)	56,441	59,313	58,412

MANAGEMENT COMMENT

Chris Kendall, Denbury’s President and CEO, commented, “Denbury’s third quarter results once again demonstrate our commitment to exceptional execution, cost efficiency, and capital discipline. We generated $44 million of free cash flow in the third quarter, keeping us on course to generate $140 – $150 million in free cash flow for the full year.

“We continue to execute on our key priorities for 2019 and we remain on track to reach the midpoint of our previously raised 2019 production guidance, despite third quarter production curtailments relating mainly to a planned maintenance shut-down of the Rockies CO2 source plant impacting our Bell Creek production and Tropical Storm Imelda impacting our Gulf Coast production. Our spending discipline is evident across the board, with capital spend, lease operating expense, and G&A spend each on target to be at or below full-year guidance.

(1)
A non-GAAP measure. See accompanying schedules that reconcile GAAP to non-GAAP measures along with a statement indicating why the Company believes the non-GAAP measures provide useful information for investors.

(2)
Calculated using weighted average diluted shares outstanding of 547.2 million, 467.4 million, and 458.5 million for the three months ended September 30, 2019, June 30, 2019 and September 30, 2018, respectively.

(3)	Continuing production excludes production from Citronelle Field sold on July 1, 2019 and production from Lockhart Crossing Field sold in the third quarter of 2018.

“Our unique portfolio of assets and high quality, low decline, oil-weighted production are the driving forces behind our ability to generate sustainable free cash flow, enabling us to actively allocate capital to manage our debt maturities and reduce leverage. We continued to make meaningful progress on improving our balance sheet by repurchasing or exchanging $54 million of 2022 and 2023 senior subordinated notes at a significant discount, and we further reduced our borrowings under our senior secured bank credit facility by $30 million. Importantly, our flagship Cedar Creek Anticline EOR development continues to progress on schedule with first CO2 injection projected in early 2021.

“None of these results would have been possible without the dedication to success and commitment to safety of Denbury’s team members across the business. As we move into the final quarter of 2019, I am excited about where the Company is headed. We continue to perform, to consistently deliver on our promises, and to make steady progress toward securing our long-term success. Additionally, the low carbon footprint of our CO2 EOR focused strategy will continue to differentiate us from the industry, providing an ideal solution that significantly reduces the CO2 emissions associated with the production of oil, a vital energy source today and for the foreseeable future.”

REVIEW OF OPERATING AND FINANCIAL RESULTS

Denbury’s oil and natural gas production averaged 56,441 BOE/d during third quarter 2019, a decrease of 5% from continuing production on a sequential-quarter basis and a decrease of 3% compared to continuing production in the prior-year third quarter. The sequential-quarter decrease was primarily due to an expected reduction in production at Bell Creek Field associated with planned maintenance at the Company’s primary CO2 source in the Rocky Mountain region. Third quarter production was also impacted by approximately 400 BOE/d due to unplanned downtime from power outages and flooding caused by Tropical Storm Imelda. Further production information is provided on page 15 of this press release.

Denbury’s third quarter 2019 average realized oil price, including derivative settlements, was $59.23 per barrel (“Bbl”), a decrease of 4% from the prior quarter and 1% from the prior-year third quarter. Denbury’s NYMEX differential for the third quarter 2019 was $1.30 per Bbl above NYMEX WTI oil prices, compared to $2.35 per Bbl above NYMEX WTI in the prior quarter and $1.84 per Bbl above NYMEX WTI in third quarter 2018. The sequential decrease was primarily attributable to a lower Gulf Coast premium in the third quarter of 2019, which represents approximately 60% of the Company’s crude oil production.

Total lease operating expenses in third quarter 2019 were $118 million, or $22.70 per BOE, relatively unchanged on an absolute-dollar basis compared to the prior quarter. When compared to third quarter 2018, lease operating expenses decreased $5 million, or 4%, on an absolute-dollar basis, primarily due to lower workover and power costs.

General and administrative expenses were $18 million in third quarter 2019, up slightly from the prior quarter, and a $3 million decrease compared to third quarter 2018, primarily due to lower performance-based compensation expense in the current-year period.

Interest expense, net of capitalized interest, totaled $23 million in third quarter 2019, a $2 million increase from the prior quarter and an increase of $4 million compared to third quarter 2018. The sequential-quarter and prior-year increases were primarily due to noncash expense for amortization of debt discounts associated with the Company’s recently issued 7¾% Senior Secured Second Lien Notes due 2024 and 6⅜% Convertible Senior Notes due 2024. The discount on these notes was initially recorded during the second quarter of 2019 and will continue to be amortized as interest expense over the terms of these notes. A schedule detailing the components of interest expense is included on page 17 of this press release.

Depletion, depreciation, and amortization (“DD&A”) was $55 million during third quarter 2019, compared to $58 million in second quarter 2019 and $51 million in third quarter 2018. The sequential-quarter decrease was primarily due to lower depletion on CO2 assets resulting from lower CO2 production in the Rocky Mountain region, and the increase compared to prior year was due primarily to an increase in depletable costs.

Denbury’s effective tax rate for third quarter 2019 was approximately 34%, higher than the Company’s estimated statutory rate of 25% due primarily to a valuation allowance applied against a portion of the Company’s business interest expense deduction that it estimates will be disallowed in the current year as a result of limitations enacted under the Tax Cuts and Jobs Act. The Company currently forecasts that its effective tax rate for the fourth quarter and full-year 2019 will be approximately 32%, depending in part on taxable income.

RECENT DEBT TRANSACTIONS AND BANK CREDIT FACILITY

During the third quarter, Denbury repurchased $11 million in aggregate principal amount of its then outstanding 5½% Senior Subordinated Notes due 2022 (“5½% Senior Subordinated Notes”) in open market transactions for a total purchase price of $5 million, excluding accrued interest. In connection with these transactions, the Company recognized a $6 million gain on debt extinguishment, net of unamortized debt issuance costs written off, during the three and nine months ended September 30, 2019.

During October 2019, the Company repurchased (principally through exchanges) an additional $13 million in aggregate principal amount of its then outstanding 5½% Senior Subordinated Notes and $29 million in aggregate principal amount of its then outstanding 4⅝% Senior Subordinated Notes due 2023 for $6 million in cash and issuance of 14 million shares of Denbury Common Stock. The Company currently expects to record a noncash gain on debt extinguishment of approximately $22 million, net of unamortized debt issuance costs written off, in fourth quarter 2019 related to these transactions.

Pursuant to the fall 2019 semiannual borrowing base redetermination completed in late October 2019, the Company’s borrowing base and commitment levels of the banks were reaffirmed at $615 million. As of September 30, 2019, the Company had $50 million of outstanding borrowings on its $615 million senior secured bank credit facility, compared to $80 million of outstanding borrowings as of June 30, 2019 and no outstanding borrowings as of December 31, 2018, leaving $510 million of liquidity available after consideration of $55 million of currently outstanding letters of credit. Based on current 2019 projections using recent oil price futures, the Company currently expects to have the capacity to repay all of its outstanding borrowings on the senior secured bank credit facility by the end of the year.

2019 CAPITAL BUDGET AND ESTIMATED PRODUCTION

The Company’s 2019 estimated development capital, excluding acquisitions and capitalized interest, remains unchanged from the previously estimated range of $240 million to $260 million. The capital budget consists of approximately $200 million for tertiary and non-tertiary field investments and CO2 supply, plus approximately $50 million of estimated capitalized costs (including capitalized internal acquisition, exploration and development costs and pre-production tertiary startup costs). Of this combined capital expenditure amount, $189 million (76%) has been incurred through the third quarter 2019, which is significantly less than cash flow from operations during that period. Denbury’s estimated 2019 production remains unchanged from the previously disclosed updated guidance range of 57,000 – 59,500 BOE/d.

THIRD QUARTER CONFERENCE CALL INFORMATION

Denbury management will host a conference call to review and discuss third quarter 2019 financial and operating results, as well as financial and operating guidance for 2019, today, Thursday, November 7, at 10:00 A.M. (Central). Additionally, Denbury will post presentation materials on its website which will be referenced during the conference call. Individuals who would like to participate should dial 877.705.6003 or 201.493.6725 ten minutes before the scheduled start time. To access a live webcast of the conference call and accompanying slide presentation, please visit the investor relations section of the Company’s website at www.denbury.com. The webcast will be archived on the website, and a telephonic replay will be accessible for approximately one month after the call by dialing 844.512.2921 or 412.317.6671 and entering confirmation number 13695520.

Denbury is an independent oil and natural gas company with operations focused in two key operating areas: the Gulf Coast and Rocky Mountain regions. The Company’s goal is to increase the value of its properties through a combination of exploitation, drilling and proven engineering extraction practices, with the most significant emphasis relating to CO2 enhanced oil recovery operations. For more information about Denbury, please visit www.denbury.com.

# # #

DENBURY CONTACTS:
Mark C. Allen, Executive Vice President and Chief Financial Officer, 972.673.2000
John Mayer, Director of Investor Relations, 972.673.2383

FINANCIAL AND STATISTICAL DATA TABLES AND RECONCILIATION SCHEDULES

Following are unaudited financial highlights for the comparative three and nine-month periods ended September 30, 2019 and 2018 and the three-month period ended June 30, 2019. All production volumes and dollars are expressed on a net revenue interest basis with gas volumes converted to equivalent barrels at 6:1.

DENBURY RESOURCES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

The following information is based on GAAP reported earnings (along with additional required disclosures) included or to be included in the Company’s periodic reports:

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
In thousands, except per-share data	2019	2018	2019	2019	2018
Revenues and other income
Oil sales	$292,100	$377,329	$328,571	$912,636	$1,088,021
Natural gas sales	1,092	2,299	1,850	5,554	7,193
CO2 sales and transportation fees	8,976	8,149	7,986	25,532	22,416
Purchased oil sales	5,468	265	2,591	8,274	1,668
Other income	7,817	6,931	2,367	12,274	15,972
Total revenues and other income	315,453	394,973	343,365	964,270	1,135,270
Expenses
Lease operating expenses	117,850	122,527	117,932	361,205	361,267
Transportation and marketing expenses	10,067	11,116	11,236	32,076	31,671
CO2 discovery and operating expenses	879	708	581	2,016	1,670
Taxes other than income	22,010	27,344	25,517	71,312	81,897
Purchased oil expenses	5,436	264	2,564	8,213	1,426
General and administrative expenses	18,266	21,579	17,506	54,697	61,223
Interest, net of amounts capitalized of $8,773, $9,514, $8,238, $27,545 and $26,817, respectively	22,858	18,527	20,416	60,672	51,974
Depletion, depreciation, and amortization	55,064	51,316	58,264	170,625	156,711
Commodity derivatives expense (income)	(43,155)	44,577	(24,760)	15,462	189,601
Gain on debt extinguishment	(5,874)	—	(100,346)	(106,220)	—
Other expenses	2,140	2,980	2,386	8,664	10,544
Total expenses	205,541	300,938	131,296	678,722	947,984
Income before income taxes	109,912	94,035	212,069	285,548	187,286
Income tax provision (benefit)
Current income taxes	(859)	(1,888)	3,354	1,214	(3,674)
Deferred income taxes	37,909	17,504	62,023	90,454	42,741
Net income	$72,862	$78,419	$146,692	$193,880	$148,219

Net income per common share
Basic	$0.16	$0.17	$0.32	$0.43	$0.35
Diluted	$0.14	$0.17	$0.32	$0.41	$0.33

Weighted average common shares outstanding
Basic	455,487	451,256	452,612	453,287	426,036
Diluted	547,205	458,450	467,427	490,054	455,934

DENBURY RESOURCES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	September 30,
In thousands	2019	2018
Cash flows from operating activities
Net income	$193,880	$148,219
Adjustments to reconcile net income to cash flows from operating activities
Depletion, depreciation, and amortization	170,625	156,711
Deferred income taxes	90,454	42,741
Stock-based compensation	9,866	8,711
Commodity derivatives expense	15,462	189,601
Receipt (payment) on settlements of commodity derivatives	14,714	(149,738)
Gain on debt extinguishment	(106,220)	—
Debt issuance costs and discounts	7,607	4,980
Other, net	(6,862)	(7,066)
Changes in assets and liabilities, net of effects from acquisitions
Accrued production receivable	(1,428)	(17,140)
Trade and other receivables	(147)	139
Other current and long-term assets	27	(4,467)
Accounts payable and accrued liabilities	(33,167)	27,435
Oil and natural gas production payable	(1,819)	(3,764)
Other liabilities	(9,414)	(2,832)
Net cash provided by operating activities	343,578	393,530

Cash flows from investing activities
Oil and natural gas capital expenditures	(204,904)	(210,504)
Pipelines and plants capital expenditures	(25,965)	(19,134)
Net proceeds from sales of oil and natural gas properties and equipment	10,494	7,308
Other	5,797	5,598
Net cash used in investing activities	(214,578)	(216,732)

Cash flows from financing activities
Bank repayments	(641,000)	(1,943,653)
Bank borrowings	691,000	1,468,653
Proceeds from issuance of senior secured notes	—	450,000
Interest payments treated as a reduction of debt	(59,808)	(37,233)
Cash paid in conjunction with debt exchange	(125,268)	—
Costs of debt financing	(11,017)	(15,933)
Pipeline financing and capital lease debt repayments	(10,279)	(18,353)
Other	5,470	(13,288)
Net cash used in financing activities	(150,902)	(109,807)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(21,902)	66,991
Cash, cash equivalents, and restricted cash at beginning of period	54,949	15,992
Cash, cash equivalents, and restricted cash at end of period	$33,047	$82,983

DENBURY RESOURCES INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Reconciliation of net income (GAAP measure) to adjusted net income (non-GAAP measure)

Adjusted net income is a non-GAAP measure provided as a supplement to present an alternative net income measure which excludes expense and income items (and their related tax effects) not directly related to the Company’s ongoing operations. Management believes that adjusted net income may be helpful to investors by eliminating the impact of noncash and/or special or unusual items not indicative of the Company’s performance from period to period, and is widely used by the investment community, while also being used by management, in evaluating the comparability of the Company’s ongoing operational results and trends. Adjusted net income should not be considered in isolation, as a substitute for, or more meaningful than, net income or any other measure reported in accordance with GAAP, but rather to provide additional information useful in evaluating the Company’s operational trends and performance.

	Three Months Ended
	September 30,				June 30,
	2019		2018		2019
In thousands, except per-share data	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income (GAAP measure)(1)	$72,862	$0.14	$78,419	$0.17	$146,692	$0.32
Adjustments to reconcile to adjusted net income (non-GAAP measure)
Noncash fair value gains on commodity derivatives(2)	(35,098)	(0.06)	(17,034)	(0.04)	(26,309)	(0.06)
Gain on debt extinguishment(3)	(5,874)	(0.01)	—	—	(100,346)	(0.21)
Other adjustments(4)	(5,247)	(0.01)	1,497	0.00	1,399	0.00
Estimated income taxes on above adjustments to net income and other discrete tax items(5)	14,499	0.02	(3,886)	0.00	37,692	0.08
Adjusted net income (non-GAAP measure)	$41,142	$0.08	$58,996	$0.13	$59,128	$0.13

	Nine Months Ended
	September 30,
	2019		2018
In thousands, except per-share data	Amount	Per Diluted Share	Amount	Per Diluted Share
Net Income (GAAP measure)(1)	$193,880	$0.41	$148,219	$0.33
Adjustments to reconcile to adjusted net income (non-GAAP measure)
Noncash fair value losses on commodity derivatives(2)	30,176	0.06	39,863	0.09
Gain on debt extinguishment(3)	(106,220)	(0.22)	—	—
Other adjustments(4)	(793)	0.00	3,546	0.01
Estimated income taxes on above adjustments to net income and other discrete tax items(5)	28,483	0.06	(17,680)	(0.05)
Adjusted net income (non-GAAP measure)	$145,526	$0.31	$173,948	$0.38

(1)
Diluted net income per common share includes the impact of potentially dilutive securities including nonvested restricted stock, nonvested performance-based equity awards, and shares into which the Company’s convertible senior notes are convertible. The basic and diluted earnings per share calculations are included on page 10.

(2)	The net change between periods of the fair market values of open commodity derivative positions, excluding the impact of settlements on commodity derivatives during the period.

(3)	Gain on extinguishment related to the Company’s 2019 debt exchanges and open market repurchases.

(4)
Other adjustments include (a) $6 million gain on land sales, <$1 million of transaction costs related to the Company’s privately negotiated debt exchanges, and <$1 million of costs associated with the helium supply contract ruling during the three months ended September 30, 2019, (b) $2 million write-off of debt issuance costs associated with the Company’s 2018 reduction and extension of the senior secured bank credit facility and $1 million gain on land sales, partially offset by a $1 million accrual for litigation matters during the three months ended September 30, 2018, and (c) $1 million of transaction costs related to the Company’s privately negotiated debt exchanges and <$1 million of costs associated with the helium supply contract ruling during the three months ended June 30, 2019. The nine months ended September 30, 2019 was further impacted by $1 million of expense related to an impairment of assets and <$1 million of costs associated with a helium supply contract court ruling during the three months ended March 31, 2019, and the nine months ended September 30, 2018 was further impacted by $3 million gain on land sales, offset by a similar amount of other expense accrued for litigation matters, and $2 million of transaction costs related to the Company’s privately negotiated debt exchanges.

(5)
The estimated income tax impacts on adjustments to net income are generally computed based upon a statutory rate of 25% with the exception of (a) the periodic tax impacts of a shortfall (benefit) on the stock-based compensation deduction which totaled $2 million, ($2) million, and <$1 million during the three months ended September 30, 2019, September 30, 2018 and June 30, 2019, respectively, and $2 million and $1 million for the nine months ended September 30, 2019 and 2018, respectively, (b) $22 million of tax expense associated with the gain on debt extinguishment and $9 million of valuation allowances established against a portion of the Company’s business interest expense deduction during the three months ended June 30, 2019, and (c) a tax benefit for enhanced oil recovery income tax credits of $5 million during the three and nine months ended September 30, 2018, respectively.

BASIC AND DILUTED NET INCOME PER COMMON SHARE

	Three Months Ended
	September 30,				June 30,
	2019		2018		2019
In thousands, except per-share data	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Numerator
Net income – basic	$72,862	$0.16	$78,419	$0.17	$146,692	$0.32
Effect of potentially dilutive securities
Interest on convertible senior notes, net of tax	5,101	(0.02)	—	—	548	0.00
Net income – diluted	$77,963	$0.14	$78,419	$0.17	$147,240	$0.32

Denominator
Weighted average common shares outstanding – basic	455,487		451,256		452,612
Effect of potentially dilutive securities
Restricted stock and performance-based equity awards	865		7,194		2,835
Convertible senior notes	90,853		—		11,980
Weighted average common shares outstanding – diluted	547,205		458,450		467,427

	Nine Months Ended
	September 30,
	2019		2018
In thousands, except per-share data	Amount	Per Diluted Share	Amount	Per Diluted Share
Numerator
Net income – basic	$193,880	$0.43	$148,219	$0.35
Effect of potentially dilutive securities
Interest on convertible senior notes, net of tax	5,649	(0.02)	538	(0.02)
Net income – diluted	$199,529	$0.41	$148,757	$0.33

Denominator
Weighted average common shares outstanding – basic	453,287		426,036
Effect of potentially dilutive securities
Restricted stock and performance-based equity awards	2,489		6,983
Convertible senior notes	34,278		22,915
Weighted average common shares outstanding – diluted	490,054		455,934

DENBURY RESOURCES INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Reconciliation of cash flows from operations (GAAP measure) to adjusted cash flows from operations (non-GAAP measure) to adjusted cash flows from operations less interest treated as debt reduction (non-GAAP measure) and free cash flow (non-GAAP measure)

Adjusted cash flows from operations is a non-GAAP measure that represents cash flows provided by operations before changes in assets and liabilities, as summarized from the Company’s Unaudited Condensed Consolidated Statements of Cash Flows. Adjusted cash flows from operations measures the cash flows earned or incurred from operating activities without regard to the collection or payment of associated receivables or payables. Adjusted cash flows from operations less interest treated as debt reduction is an additional non-GAAP measure that removes interest associated with the Company’s senior secured second lien notes and convertible senior notes not reflected as interest expense for financial reporting purposes and other special items. Free cash flow is a non-GAAP measure that represents adjusted cash flows from operations less interest treated as debt reduction, development capital expenditures and capitalized interest, but before acquisitions. Management believes that it is important to consider these additional measures, along with cash flows from operations, as it believes the non-GAAP measures can often be a better way to discuss changes in operating trends in its business caused by changes in production, prices, operating costs and related factors, without regard to whether the earned or incurred item was collected or paid during that period.

	Three Months Ended			Nine Months Ended
In thousands	September 30,		June 30,	September 30,
	2019	2018	2019	2019	2018
Net income (GAAP measure)	$72,862	$78,419	$146,692	$193,880	$148,219
Adjustments to reconcile to adjusted cash flows from operations
Depletion, depreciation, and amortization	55,064	51,316	58,264	170,625	156,711
Deferred income taxes	37,909	17,504	62,023	90,454	42,741
Stock-based compensation	3,001	3,559	3,602	9,866	8,711
Noncash fair value losses (gains) on commodity derivatives	(35,098)	(17,034)	(26,309)	30,176	39,863
Gain on debt extinguishment	(5,874)	—	(100,346)	(106,220)	—
Other	(2,099)	753	673	745	(2,086)
Adjusted cash flows from operations (non-GAAP measure)	125,765	134,517	144,599	389,526	394,159
Net change in assets and liabilities relating to operations	4,813	13,387	4,035	(45,948)	(629)
Cash flows from operations (GAAP measure)	$130,578	$147,904	$148,634	$343,578	$393,530

Adjusted cash flows from operations (non-GAAP measure)	$125,765	$134,517	$144,599	$389,526	$394,159
Interest on notes treated as debt reduction	(21,372)	(21,186)	(21,355)	(64,006)	(64,849)
Adjusted cash flows from operations less interest treated as debt reduction (non-GAAP measure)	104,393	113,331	123,244	325,520	329,310
Development capital expenditures	(51,420)	(85,999)	(76,856)	(189,439)	(215,219)
Capitalized interest	(8,773)	(9,514)	(8,238)	(27,545)	(26,817)
Free cash flow (non-GAAP measure)	$44,200	$17,818	$38,150	$108,536	$87,274

DENBURY RESOURCES INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Reconciliation of commodity derivatives income (expense) (GAAP measure) to noncash fair value gains (losses) on commodity derivatives (non-GAAP measure)

Noncash fair value adjustments on commodity derivatives is a non-GAAP measure and is different from “Commodity derivatives expense (income)” in the Unaudited Condensed Consolidated Statements of Operations in that the noncash fair value gains (losses) on commodity derivatives represents only the net change between periods of the fair market values of open commodity derivative positions, and excludes the impact of settlements on commodity derivatives during the period. Management believes that noncash fair value gains (losses) on commodity derivatives is a useful supplemental disclosure to “Commodity derivatives expense (income)” because the GAAP measure also includes settlements on commodity derivatives during the period; the non-GAAP measure is widely used within the industry and by securities analysts, banks and credit rating agencies in calculating EBITDA and in adjusting net income to present those measures on a comparative basis across companies, as well as to assess compliance with certain debt covenants.

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
In thousands	2019	2018	2019	2019	2018
Receipt (payment) on settlements of commodity derivatives	$8,057	$(61,611)	$(1,549)	$14,714	$(149,738)
Noncash fair value gains (losses) on commodity derivatives (non-GAAP measure)	35,098	17,034	26,309	(30,176)	(39,863)
Commodity derivatives income (expense) (GAAP measure)	$43,155	$(44,577)	$24,760	$(15,462)	$(189,601)

DENBURY RESOURCES INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Reconciliation of net income (GAAP measure) to Adjusted EBITDAX (non-GAAP measure)

Adjusted EBITDAX is a non-GAAP financial measure which management uses and is calculated based upon (but not identical to) a financial covenant related to “Consolidated EBITDAX” in the Company’s senior secured bank credit facility, which excludes certain items that are included in net income, the most directly comparable GAAP financial measure. Items excluded include interest, income taxes, depletion, depreciation, and amortization, and items that the Company believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring. Management believes Adjusted EBITDAX may be helpful to investors in order to assess the Company’s operating performance as compared to that of other companies in the industry, without regard to financing methods, capital structure or historical costs basis. It is also commonly used by third parties to assess leverage and the Company’s ability to incur and service debt and fund capital expenditures. Adjusted EBITDAX should not be considered in isolation, as a substitute for, or more meaningful than, net income, cash flow from operations, or any other measure reported in accordance with GAAP. The Company’s Adjusted EBITDAX may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDAX, EBITDAX or EBITDA in the same manner.  The following table presents a reconciliation of the Company’s net income to Adjusted EBITDAX.

	Three Months Ended			Nine Months Ended
In thousands	September 30,		June 30,	September 30,
	2019	2018	2019	2019	2018
Net income (GAAP measure)	$72,862	$78,419	$146,692	$193,880	$148,219
Adjustments to reconcile to Adjusted EBITDAX
Interest expense	22,858	18,527	20,416	60,672	51,974
Income tax expense	37,050	15,616	65,377	91,668	39,067
Depletion, depreciation, and amortization	55,064	51,316	58,264	170,625	156,711
Noncash fair value losses (gains) on commodity derivatives	(35,098)	(17,034)	(26,309)	30,176	39,863
Stock-based compensation	3,001	3,559	3,602	9,866	8,711
Gain on debt extinguishment	(5,874)	—	(100,346)	(106,220)	—
Noncash, non-recurring and other	(4,744)	(2,155)	1,417	1,459	(1,139)
Adjusted EBITDAX (non-GAAP measure)	$145,119	$148,248	$169,113	$452,126	$443,406

DENBURY RESOURCES INC.
OPERATING HIGHLIGHTS (UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2019	2018	2019	2019	2018
Production (daily – net of royalties)
Oil (barrels)	55,085	57,410	58,034	56,836	58,621
Gas (mcf)	8,135	10,623	10,111	9,681	11,275
BOE (6:1)	56,441	59,181	59,719	58,449	60,500
Unit sales price (excluding derivative settlements)
Oil (per barrel)	$57.64	$71.44	$62.22	$58.82	$67.99
Gas (per mcf)	1.46	2.35	2.01	2.10	2.34
BOE (6:1)	56.46	69.73	60.80	57.54	66.31
Unit sales price (including derivative settlements)
Oil (per barrel)	$59.23	$59.78	$61.92	$59.77	$58.63
Gas (per mcf)	1.46	2.35	2.01	2.10	2.34
BOE (6:1)	58.02	58.41	60.52	58.46	57.24
NYMEX differentials
Gulf Coast region
Oil (per barrel)	$3.11	$3.21	$4.85	$4.08	$2.10
Gas (per mcf)	(0.24)	0.06	0.10	(0.06)	0.07
Rocky Mountain region
Oil (per barrel)	$(1.65)	$(0.54)	$(1.48)	$(1.85)	$(0.47)
Gas (per mcf)	(1.61)	(1.05)	(1.13)	(0.90)	(1.07)
Total company
Oil (per barrel)	$1.30	$1.84	$2.35	$1.79	$1.16
Gas (per mcf)	(0.87)	(0.51)	(0.50)	(0.47)	(0.51)

DENBURY RESOURCES INC.
OPERATING HIGHLIGHTS (UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Average Daily Volumes (BOE/d) (6:1)	2019	2018	2019	2019	2018
Tertiary oil production
Gulf Coast region
Delhi	4,256	4,383	4,486	4,405	4,315
Hastings	5,513	5,486	5,466	5,506	5,634
Heidelberg	4,297	4,376	4,082	4,123	4,384
Oyster Bayou	3,995	4,578	4,394	4,373	4,863
Tinsley	4,541	5,294	4,891	4,697	5,698
West Yellow Creek	728	240	586	584	147
Mature properties(1)	6,415	6,612	6,448	6,448	6,687
Total Gulf Coast region	29,745	30,969	30,353	30,136	31,728
Rocky Mountain region
Bell Creek	4,686	3,970	5,951	5,096	4,010
Salt Creek	2,213	2,274	2,078	2,116	2,109
Other	58	6	41	50	2
Total Rocky Mountain region	6,957	6,250	8,070	7,262	6,121
Total tertiary oil production	36,702	37,219	38,423	37,398	37,849
Non-tertiary oil and gas production
Gulf Coast region
Mississippi	873	1,038	1,025	977	938
Texas	4,268	4,533	4,243	4,285	4,622
Other	6	5	6	7	17
Total Gulf Coast region	5,147	5,576	5,274	5,269	5,577
Rocky Mountain region
Cedar Creek Anticline	13,354	14,208	14,311	14,211	14,795
Other	1,238	1,409	1,305	1,285	1,461
Total Rocky Mountain region	14,592	15,617	15,616	15,496	16,256
Total non-tertiary production	19,739	21,193	20,890	20,765	21,833
Total continuing production	56,441	58,412	59,313	58,163	59,682
Property sales
Citronelle(2)	—	416	406	286	398
Lockhart Crossing(3)	—	353	—	—	420
Total production	56,441	59,181	59,719	58,449	60,500

(1)	Mature properties include Brookhaven, Cranfield, Eucutta, Little Creek, Mallalieu, Martinville, McComb and Soso fields.

(2)	Includes production from Citronelle Field sold in July 2019.

(3)	Includes production from Lockhart Crossing Field sold in the third quarter of 2018.

DENBURY RESOURCES INC.
PER-BOE DATA (UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2019	2018	2019	2019	2018
Oil and natural gas revenues	$56.46	$69.73	$60.80	$57.54	$66.31
Receipt (payment) on settlements of commodity derivatives	1.56	(11.32)	(0.28)	0.92	(9.07)
Lease operating expenses	(22.70)	(22.50)	(21.70)	(22.64)	(21.87)
Production and ad valorem taxes	(3.89)	(4.66)	(4.33)	(4.12)	(4.59)
Transportation and marketing expenses	(1.94)	(2.04)	(2.07)	(2.01)	(1.92)
Production netback	29.49	29.21	32.42	29.69	28.86
CO2 sales, net of operating and exploration expenses	1.56	1.37	1.36	1.47	1.26
General and administrative expenses	(3.52)	(3.96)	(3.22)	(3.43)	(3.71)
Interest expense, net	(4.40)	(3.40)	(3.76)	(3.80)	(3.15)
Other	1.09	1.49	(0.19)	0.48	0.61
Changes in assets and liabilities relating to operations	0.93	2.46	0.74	(2.88)	(0.04)
Cash flows from operations	25.15	27.17	27.35	21.53	23.83
DD&A	(10.60)	(9.43)	(10.72)	(10.69)	(9.49)
Deferred income taxes	(7.30)	(3.21)	(11.41)	(5.67)	(2.59)
Gain on debt extinguishment	1.13	—	18.46	6.66	—
Noncash fair value gains (losses) on commodity derivatives	6.75	3.13	4.84	(1.89)	(2.41)
Other noncash items	(1.10)	(3.26)	(1.53)	2.21	(0.37)
Net income	$14.03	$14.40	$26.99	$12.15	$8.97

CAPITAL EXPENDITURE SUMMARY (UNAUDITED)(1)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
In thousands	2019	2018	2019	2019	2018
Capital expenditure summary
Tertiary oil fields	$17,547	$43,047	$28,758	$72,333	$107,133
Non-tertiary fields	19,385	18,975	14,880	55,939	51,714
Capitalized internal costs(2)	11,175	11,280	12,324	35,389	34,027
Oil and natural gas capital expenditures	48,107	73,302	55,962	163,661	192,874
CO2 pipelines, sources and other	3,313	12,697	20,894	25,778	22,345
Capital expenditures, before acquisitions and capitalized interest	51,420	85,999	76,856	189,439	215,219
Acquisitions of oil and natural gas properties	25	129	68	122	150
Capital expenditures, before capitalized interest	51,445	86,128	76,924	189,561	215,369
Capitalized interest	8,773	9,514	8,238	27,545	26,817
Capital expenditures, total	$60,218	$95,642	$85,162	$217,106	$242,186

(1)	Capital expenditure amounts include accrued capital.

(2)	Includes capitalized internal acquisition, exploration and development costs and pre-production tertiary startup costs.

DENBURY RESOURCES INC.
INTEREST AND FINANCING EXPENSES (UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
In thousands	2019	2018	2019	2019	2018
Cash interest(1)	$48,297	$46,515	$48,371	$144,616	$138,660
Interest not reflected as expense for financial reporting purposes(1)	(21,372)	(21,186)	(21,355)	(64,006)	(64,849)
Noncash interest expense	1,060	2,712	1,194	3,517	4,980
Amortization of debt discount(2)	3,646	—	444	4,090	—
Less: capitalized interest	(8,773)	(9,514)	(8,238)	(27,545)	(26,817)
Interest expense, net	$22,858	$18,527	$20,416	$60,672	$51,974

(1)
Cash interest includes interest which is paid semiannually on the Company’s 9% Senior Secured Second Lien Notes due 2021, 9¼% Senior Secured Second Lien Notes due 2022, and the Company’s previously outstanding 5% Convertible Senior Notes due 2023 and 3½% Convertible Senior Notes due 2024. As a result of the accounting for certain exchange transactions in previous years, most of the future interest related to these notes was recorded as debt as of the debt issuance dates, which is reduced as semiannual interest payments are made, and therefore not reflected as interest for financial reporting purposes.

(2)
Represents the amortization of debt discounts related to the Company’s 7¾% Senior Secured Second Lien Notes due 2024 (“7¾% Senior Secured Notes”) and 6⅜% Convertible Senior Notes due 2024 (“6⅜% Convertible Senior Notes”) issued in June 2019. In accordance with FASC 470-50, Modifications and Extinguishments, the 7¾% Senior Secured Notes and 6⅜% Convertible Senior Notes were recorded on the Company’s balance sheet at a discount of $30 million and $80 million, respectively, which will be amortized as interest expense over the term of the notes.

SELECTED BALANCE SHEET DATA (UNAUDITED)

	September 30,	June 30,	December 31,
In thousands	2019	2019	2018
Cash and cash equivalents	$514	$341	$38,560
Total assets	4,753,710	4,732,034	4,723,222

Borrowings under senior secured bank credit facility	$50,000	$80,000	$—
Borrowings under senior secured second lien notes (principal only)(1)	1,623,049	1,623,251	1,520,587
Borrowings under senior convertible notes (principal only)(2)	245,548	245,548	—
Borrowings under senior subordinated notes (principal only)	346,735	357,783	826,185
Financing and capital leases	171,067	174,310	185,435
Total debt (principal only)	$2,436,399	$2,480,892	$2,532,207

Total stockholders’ equity	$1,346,120	$1,270,676	$1,141,777

(1)
Excludes $190 million, $208 million, and $250 million of future interest payable on the notes as of September 30, 2019, June 30, 2019, and December 31, 2018, respectively, accounted for as debt for financial reporting purposes and also excludes a $28 million and $29 million discount to par on the 7¾% Senior Secured Notes as of September 30, 2019 and June 30, 2019, respectively.

(2)	Excludes a $77 million and $80 million discount to par on the 6⅜% Convertible Senior Notes as of September 30, 2019 and June 30, 2019, respectively.